ANNEX III

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1999 and the Unaudited Pro Forma Statement of Changes in Net Assets Available for Liquidation as of the same date are presented as if the Partnership's sale of Cranberry Mall and the Partnership is liquidated on September 30, 1999. This unaudited pro forma condensed financial data should be read in conjunction with the audited financial statements for the fiscal year ended December 31, 1998 included in the Annual Report on Form 10-K attached to this Statement and the unaudited September 30, 1999 condensed financial statement included in the September 30, 1999 Form 10-Q attached to this Statement.


                          Shopco Regional Malls, L.P.
                  Unaudited Pro Forma Condensed Balance Sheet
                              September 30, 1999

                                                                                                               Pro Forma
                                      Historical<F1>          Pro Forma                   Pro Forma         Balance Sheet at
                                     Balance Sheet at        Adjustments                 Liquidation          September 30,
                                    September 30, 1999    to effect the sale             Adjustments              1999
                                    ------------------    ------------------            ------------       -----------------
Assets
Real estate held for disposition      $33,150,000          $(33,150,000)<F2>           $        --            $       --
Cash                                    7,081,982             1,415,000 <F2>               136,641 <F3>        8,918,613
                                                                                           284,990 <F3>
Other                                   1,219,117                    --                 (1,219,117)<F3>               --
                                      -----------          ------------                -----------            ----------
     Total Assets                     $41,451,099          $(31,735,000)               $  (797,486)           $8,918,613
                                      ===========          ============                ===========            ==========

Liabilities, minority interest,
 and partners' capital (deficit)
  Mortgage note payable               $31,025,000          $(31,025,000)<F2>           $        --            $       --
  Other                                   934,127                    --                   (934,127)<F3>               --
                                                                                           348,000 <F4>          348,000
                                      -----------          ------------                -----------            ----------

      Total Liabilities                31,959,127           (31,025,000)<F2>              (586,127)              348,000

  Minority Interest                      (105,585)                   --                    105,585 <F3>               --

  Partners' Capital (Deficit):
    General Partner                       (85,483)               (7,100)<F2>               136,641 <F3>               --
                                                                                           (44,058)<F4>

    Limited Partners                    9,683,040              (702,900)<F2>              (409,527)<F3,4>      8,570,613
                                      -----------          ------------                -----------            ----------

      Total Partners' Capital           9,597,557              (710,000)                  (316,944)            8,570,613
                                      -----------          ------------                -----------            ----------

      Total Liabilities, Minority
        Interest, and Partners'
        Capital                       $41,451,099          $(31,735,000)               $  (797,486)           $8,918,613
                                      ===========          ============                ===========            ==========


                   See Accompanying Notes to Unaudited Pro Forma Condensed
                        Financial Information.
          Unaudited Pro Forma Condensed Statement of Changes in Net Assets
                       Available for Liquidation
                          September 30, 1999



Gross sales price                                            $ 33,500,000 <F2>
Less estimated sales costs                                      1,060,000 <F2>
                                                             ------------
Estimated net sales proceeds                                   32,440,000 <F2>
                                                             ------------
Repayment of the mortgage note payable                        (31,025,000)
                                                             ------------
Estimated net proceeds after mortgage payment                   1,415,000
Cash available at September 30, 1999                            7,081,982 <F1>
Reserves for unanticipated costs related to liquidation          (348,000)<F4>
General Partner deficit restoration                               136,641 <F3>
Liquidation of balance sheet accounts                             284,990 <F3>
                                                             ------------
Total Cash Available for Distributions                       $  8,570,613
                                                             ============

See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.


          Notes to Unaudited Pro Forma Condensed Financial Information

<F1>  The pro forma balance sheet was prepared by taking the historical
      September 30, 1999 balance sheet reflected in the Partnership's September 30, 1999 Form 10-Q and making adjustments for the Sale and estimated partnership liquidation costs as if these transactions were as of September 30, 1999.

<F2>  To record the sale of the Cranberry Mall reflecting the repayment of the mortgage note payable, the receipt of net proceeds and the allocation of the loss to the General Partner and Limited Partners as follows:


Gross sales price                                              $33,500,000
Estimated selling costs                                          1,060,000
                                                               -----------
     Estimated net sales proceeds                               32,440,000

Investment in real estate                                       33,150,000
                                                               -----------
     Loss on Sale                                              $  (710,000)
                                                               ===========

Allocated as follows:
     General Partner                                                (7,100)
     Limited Partner unit holders                                 (702,900)
                                                               -----------
     Loss on Sale                                              $  (710,000)
                                                               ===========

<F3>  The net adjustment represents the liquidation of the September 30, 1999 assets, liabilities, minority interest and receipt of the General Partner's deficit restoration payment.

<F4>  The amount represents reserves for expenses related to the dissolution and liquidation of the Partnership that the General Partner reasonably deems necessary. These costs include legal, transfer agent fees, other professional fees, reimbursed costs and miscellaneous expenses.